                                                                   Exhibit 10.12
                                                                   -------------

                                   AGREEMENT
                                   ---------

     This agreement is made this 18th day of March, 1989, by and between JAMES
C. CALAWAY, whose office is at 811 Dallas Street, Suite 1214, Houston, Texas 77002 (hereinafter referred to as "Calaway"), EDGE PETROLEUM CORPORATION, a Texas corporation, with its principal place of business at 811 Dallas Street, Suite 1220, Houston, Texas 77002 (hereinafter referred to as the
"Corporation"), CALAWAY OIL AND GAS CORPORATION ("COG"), KPC INTERESTS, INC. ("KPC"), LAWFORD ENERGY, INC. ("Lawford"), and EDGE HOLDING COMPANY LIMITED PARTNERSHIP ("EHCLP"), each of COG, KPC, Lawford, and EHCLP are herein sometimes referred to as a "Partner", or, collectively, the "Partners". This Agreement supercedes in its entirety that certain agreement attached hereto as an exhibit.

     1. Commencing March 1, 1989, and so long as Calaway is alive, the Corporation shall pay Calaway the sum of Forty Thousand Dollars ($40,000.00) per twelve (12) month period. Future payments shall be made on the 1st day of March in subsequent years. Any payment not timely made shall bear interest at fifteen percent (15%) per annum until paid.

     2. As consideration for such payment, Calaway agrees to furnish consulting services to the Corporation as and to the extent mutually agreed upon.

     3. The Partners agree to use their best efforts to cause Edge Petroleum Partnership (the "Partnership") to continue to distribute any and all Reversionary Interests (hereinafter defined), working interests, royalty interests, or other promoted interests received by the Partnership (all of which are referred to as "Interests"), to its partners, in the same manner it has consistently done in the past.

     4. Each Partner agrees to maintain at all times with the Controller of the Corporation its Proportionate Part (as hereinafter defined) of $40,000.00, but only to the extent such is available from any revenues which any of them receives by, through or as a result of their interest in the Partnership, including, without limitation, those on the Reversionary Interests or such Partners' Partnership Interests, or any Interest. If the Corporation shall default on its obligation to pay Calaway such $40,000.00 as and when due, the Controller of the Corporation shall make such payment from the funds contributed by the Partners', whereupon the Partners shall have the obligation to again contribute their Proportionate Part of $40,000.00 to the extent it is available from any revenues which they receive as aforesaid. At such time as the annuity referenced in paragraph 5 hereof shall have been obtained, the obligations of the Partners hereunder shall terminate.

     5. (i) Unless and until the Corporation shall have obtained an annuity with a major bank or insurance company, reasonably acceptable to Calaway, providing for the payment to Calaway of Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($3,333.33) per month during his life, which shall be used to satisfy the Corporation's obligation to Calaway under this Agreement:

          (a) Each Partner agrees not to sell, pledge, assign, or mortgage more than fifty-five percent (55%) of the Reversionary Interests which any such Partner has received or receives in the future through or as a result of the joint venture with the Edge Group.

          (b) The Corporation may not sell, assign, pledge, or mortgage any of the Reversionary Interests which it receives from the Edge Petroleum Partnership.

          (c) The Corporation may not merge, and the Partners will use their best efforts to cause the Partnership not to merge.

          (ii) Notwithstanding the foregoing, nothing in this paragraph 5 shall prevent the Corporation from distributing to its shareholders income which it receives on the Reversionary Interests which it owns, prior to the occurrence of a default by the Corporation, and after the cure thereof. The provisions of 5(i) are in all respects subject to 5(ii).

     6. At such time as Edge Petroleum Corporation establishes the annuity referred to in paragraph 5 above, the restriction in paragraph 4 shall terminate.

     7. This Agreement shall not restrict the activities of Edge Petroleum Corporation or Edge Petroleum Partnership except to the extent expressly provided herein.

     8. This Agreement shall in no way affect, restrict, or be binding upon, in any respect, the Edge Group or Edge I Limited Partnership, Edge II Limited Partnership, or Edge III Limited Partnership.

     9. For purposes hereof, the term "Reversionary Interests" shall mean and include any and all working interests, reversionary working interests, leasehold interests, overriding royalty interests, mineral interests, royalty interests, oil payments, production payments, carried interests, and any and all other such properties or rights, including without limitation rights of any kind or character being transferred by the Twelve Fourteen Corporation and James Calaway to John Sfondrini, Purchaser, pursuant to that certain Stock and Asset Purchase Agreement, dated October 31, 1988, as amended.

     10.  The term "Proportionate Part" means the following percentages:

          Current                                           Interest
          -------                                           --------
          COG                                               50.591%
          KPC                                                6.721%
          Lawford                                            5.645%
          EHCLP                                             37.043%
                                                           --------
                                                           100.000%
                                                           --------

     11. If any Partner violates the provisions of paragraph 5(i)(a), such Partner must provide Calaway, within sixty (60) days, with an annuity referenced in paragraph 5(i) in the principal amount of that Partner's Proportionate Part of Calaway's $3,333.33 per month payment. No Partner shall have liability for any other Partner's violation of this Agreement. Each Partner's liability under this Agreement shall be several and not joint.

     IN WITNESS WHEREOF, the parties have signed this Agreement the day and year first above written.

                                   /s/ James C. Calaway
                                   ---------------------------------
                                   JAMES C. CALAWAY


                                   CALAWAY OIL & GAS CORPORATION


                                   By: /s/ John E. Calaway
                                       -----------------------------
                                       John E. Calaway, President


                                   KPC INTERESTS, INC.


                                   By: /s/ James D. Calaway
                                       -----------------------------
                                       James D. Calaway, President


                                   EDGE PETROLEUM CORPORATION

                                   By: /s/ John E. Calaway
                                       -----------------------------
                                       John E. Calaway, President

                                   EDGE HOLDING COMPANY LIMITED
                                   PARTNERSHIP

                                   By: /s/ John Sfondrini
                                       -----------------------------
                                       John Sfondrini,
                                       General Partner

                                   LAWFORD ENERGY, INC.


                                   By: /s/ Pherl Brossman
                                       -----------------------------
                                       Pherl Brossman, President